UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 18, 2007
CANARGO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation
P.O. Box 291, St. Peter Port
Guernsey, British Isles	GY1 3RR
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 7—Regulation FD

Item 7.01.	Regulation FD Disclosure.
October 18, 2007 — Tbilisi, Georgia — CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR, AMEX: CNR) today issued an update on testing operations on the Kumisi #1 well and the planned acid fracturing stimulation of the Manavi 12 well in Georgia.
Testing operations have now been completed at the Kumisi #1 well. Following testing of the Cretaceous interval, further tests were carried out of potential reservoir units in the overlying Middle and Lower Eocene sequences. Three separate tests were conducted with a total of 79 feet (24 metres) of sandstones being perforated and flow tested. These tests produced water with gas flow to surface in flareable quantities, but non commercial volumes. Each interval was flow tested for a number of days over which there was no increase in the amount of gas produced and the testing was subsequently terminated.
The Kumisi #1 well is currently being plugged and abandoned. The well results, particularly for the Cretaceous interval, will be reviewed over the months ahead in order to fully understand the remaining potential of the Kumisi area, it being possible that potential for a large gas prospect still exists within this very large structure given better reservoir quality.
At the M12 well located on the Manavi oil discovery, operations continue in order to prepare the well for the planned acid fracture stimulation treatment and to continue production testing the well. Schlumberger have been contracted to provide pumping equipment, chemicals and services to the Company. An initial mobilisation date was planned for late September, but Schlumberger has now informed the Company that, due to unforeseen circumstances, they will not be ready to commence mobilisation of the equipment before the end of October or early November. It is therefore anticipated that the fracture stimulation will now be done in November after which the well will be flow tested.
The information in this report (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Copies of the Press Releases are attached hereto as Exhibit 99.1

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Exhibit Description
99.1	Press Release dated October 18, 2007 issued by CanArgo Energy Corporation
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: October 23, 2007	By:	/s/ Elizabeth Landles
Elizabeth Landles, Corporate Secretary